UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

BRANDYWINE REALTY TRUST

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(Exact Name Of Registrant As Specified In Charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 East Lancaster Avenue, Suite 100, Radnor, Pennsylvania 19087

(Address of Principal Executive Offices)

(610) 325-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 3, 2012, Brandywine Realty Trust (the “Trust”) completed the previously announced redemption of all of its 2,000,000 outstanding shares of 7.50% Series C Cumulative Redeemable Preferred Shares (NYSE: BDN-PrC)(the “Series C Preferred Shares”) at a cash redemption price of $25.00 per share plus accumulated and unpaid distributions thereon up to and including the date of redemption. Following the redemption, distributions with respect to the Series C Preferred Shares will cease to accrue and the shares will be delisted from the New York Stock Exchange. The redemption price of $50,187,500 for the redemption of Series C Preferred Shares was paid by the Trust from a portion of the net proceeds received from the recently completed offering and sale of its 6.90% Series E Cumulative Redeemable Preferred Shares.

In connection with this redemption, Brandywine Operating Partnership, L.P. redeemed all of its 2,000,000 outstanding Series D Preferred Mirror Units.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANDYWINE REALTY TRUST

Date: May 3, 2012	By:	/s/ Howard M. Sipzner
	Name:	Howard M. Sipzner
	Title:	Executive Vice President, Chief Financial Officer

BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	Brandywine Realty Trust, general partner

Date: May 3, 2012		By:	/s/ Howard M. Sipzner
		Name:	Howard M. Sipzner
		Title:	Executive Vice President, Chief Financial Office